EXHIBIT (10)(i)

The Sage Group

CONSULTANTS TO MANAGEMENT	10409 LESLIE DRIVE
RALEIGH, NORTH CAROLINA 27601
(919) 844-9783
E-mail: steve@sagegroupconsulting.com

MEMORANDUM

DATE:	May 1, 2004

TO:	Lee Johnson, President M&F Bank

FROM:	Steven A. Savia, CMC

RE:	Final 2004 Executive Incentive Compensation Program

CC:

This year’s incentive compensation program will have multiple components.

1.	Executive Plan

2.	City Executive Plan

3.	Loan Production Plan

4.	Branch Customer Service Plan

5.	Corporate Support/Teller Plan

This memo addresses the Executive Plan.

Overall for all plans, we will put in place the following:

1.	Threshold level of Net Income - the Threshold level for 2004 will be $1.448 million (2003 = $1.389 million).

2.	Key factor measures for each of the employee participants. Schedule B presents the 2004 executive management measures.

3.	Once the threshold has been exceeded, the overall Bank pool will be created by 65% percent of the increase in net income marginal difference between budgeted net income ($1.484 million) and actual. The Executive Management Plan Pool will be composed of 26% of the increase in net income marginal difference between budgeted net income ($1.484 million) and actual.

The Executive Plan is based on the assumption that the award will be a percent of base salary. The Bank’s income would therefore always be more than budget if awards were being made.

Schedule A is a listing of the quantitative measures that the program will include and where in the Bank’s information system or other reporting processes the data for those measures is found. Other measures, especially those using scorecard methodology, are noted in the specific schedules of personnel.

Non-quantifiable or project specific related measures may require the individual participants to submit support documentation detailing the achievement and the role they played in the achievement, especially if there is no correlating system measure.

SCHEDULE A – PERFORMANCE FACTORS

Measurement Factor	Where Available
Growth in Average Assets	General Ledger/ Finance
Return on Average Assets	General Ledger/ Finance
Efficiency Ratio	General Ledger/ Finance
Total Deposits	General Ledger/ Finance
Total Assets	General Ledger/ Finance
Growth in Portfolio Loan Levels	Credit Administration
Net Income	General Ledger/ Finance
Percent Recovery Of Loan Loss	General Ledger/ Credit Administration
Service Charge Income	General Ledger/ Finance
Classified Loans as a % of Capital	General Ledger/ Credit Administration
Non-Performing Assets as % of Loan Loss Reserve	General Ledger/ Credit Administration
Income per Employee	General Ledger/ Finance
Assets per Employee	General Ledger/ Finance
Level of Earning Assets	General Ledger/ Finance
Audit Exceptions	Internal Audit
Loan Originations ($)	Loan Production (Retail Bank Admin)
Loan Origination (#)	Loan Production (Retail Bank Admin)
Average Closing Days	Credit Administration
Exceptions From Quality Control	Credit Administration
CRA Rating	Compliance
Target Customer Calls (#)	Loan Production (Retail Bank Admin)
% Loan Portfolio > 30 Days Delinquent	Credit Administration
Document Exceptions Not Cleared 30 Days	Credit Administration
Operating Losses	General Ledger
Transactions per Employee	Operations
Loans Processed (#)	Credit Administration
Delinquencies as % of Loan Portfolio	Credit Administration
Monthly Branch Mystery Shop Score	Operations
New Deposit Accounts Opened	Operations/Branch Reports
Deposit Accounts Closed	Operations/Branch Reports
Loan Referrals	Loan Production (Retail Bank Admin)
Branch Profitability	Finance

Each of the above factors relates to one or more positions in the Bank as a measure of their contribution to the Bank. In some cases the measure is an overall measure of the success of the Bank as a whole (such as Return on Average Assets). In other cases, the measure is more specific to the nature of the position, e.g., Growth in Portfolio Loan Levels for the Retail Banking Group Executive and City Executives; Number of New Deposit Accounts for Customer Service Representatives and Branch Operations Managers.

Schedule B is a listing of the senior and executive management employees that will be included in the Senior and Executive Management Plan.

SCHEDULE B – EXECUTIVE AND SENIOR MANAGEMENT PLAN PARTICIPANTS

EXECUTIVE MANAGEMENT	POSITION
Becote, Fohliette	SVP/CFO/Financial Group Executive

Christopher, Wesley	SVP/Retail Banking Group Executive

Small, Elaine	EVP/Operations Group Executive

SENIOR MANAGEMENT	POSITION
Harrington, Walter	SVP/Credit Administration

Parker, Lucera	Marketing Director

Powell, Anthony	Audit Risk Manager

Satterfield, Debbie	VP Manager of Commercial Lending and Senior Underwriter

Sellars, Harold	SVP/Quality Assurance/Lending Administrator

Sturges, Allan	VP and Controller

The next step is putting the factors with the personnel and their positions. Schedule G, beginning on the next page, has the measures and the weighted percentage for each employee who will participate in the Executive/Senior Management Plan this year. A number of the measures are less quantifiable than in the past year, reflecting the scorecard approach. These are special projects for which the individual is responsible and the successful completion of those projects. Where necessary we have provided definitions for the factors and their measures. These definitions will also appear in the full Program Plan Document.

SCHEDULE G – 2004 EXECUTIVE AND SENIOR MANAGEMENT PLAN PARTICIPANTS – 2004 MEASURES

EMPLOYEE	MEASUREMENT FACTORS
Becote, Fohliette

Efficiency Ratio (25%) – Standard Definition in Plan Document

Contributions to Income (20%) – The position has the ability to contribute to the Bank’s income through a variety of initiatives within scope of responsibility and occasionally outside the specific scope of responsibility. This factor tracks specific addition to income directly resulting from projects initiated or substantially managed by the employee. Levels will be based on achieving increments of $25,000.

Facilities Management – Achieving budget on revenue and expenses (15%) – This factor is based on the management of the corporate facility as well as responsibility for the Bank’s other facilities. Achievement of budgeted revenues and maintaining the budget level of expenses is deemed satisfactory. Achieving additional revenues above budget or reduced expenditures results in an incentive award.

Net Income (15%) – Standard Definition in Plan Document

Special Project Completion (10%) – The successful completion of special projects assigned by the CEO or the Board of Directors through the CEO as defined by the objectives set out in the assignment.

Audit Exceptions (10%) – Standard Definition in Plan Document

Performance Evaluation (5%) – Standard Definition in Plan Document

Christopher, Wesley

Total Portfolio Loan Levels (30%) - Standard Definition in Plan Document

Net Income (15%) - Standard Definition in Plan Document

Non-Performing Assets as % of LLR (15%) - Standard Definition in Plan Document

Audit Exceptions (5%) - Standard Definition in Plan Document

Target Prospect Calls (number) (20%) - Standard Definition in Plan Document

Performance Evaluation (15%) - Standard Definition in Plan Document

Harrington, Walter

Credit Administration (15%) – defined as maintenance of the on-line credit policies, including timely updates as needed; administration of updated procedures required to maintain Bank Compliance; timely reporting to all users regarding the condition and quality of the loan portfolio.

Classified Loans as a % of Capital (10%) - Standard Definition in Plan Document

Complete Securitization of Loans in Portfolio (15%) – This is a special project to be completed to protect the Bank’s position. Successful completion is defined as having all loans at the end of the year in a position for securitization and potential sale.

Non-Performing Assets as % of LLR (15%) Standard Definition in Plan Document

Audit Exceptions (15%) - Standard Definition in Plan Document

% Loan Portfolio > 30 Days Delinquent (15%) - Standard Definition in Plan Document

External Audit Exceptions to Loan Portfolio (5%) - Standard Definition in Plan Document

Performance Evaluation (10%) - Standard Definition in Plan Document

Parker, Lucera	Total Deposits (15%) - Standard Definition in Plan Document Total Portfolio Loan Levels (15%) - Standard Definition in Plan Document

Net Income (5%) - Standard Definition in Plan Document

Media Hits (35%) - Standard Definition in Plan Document

Increase in Average Number of Products/Services per Customer (25%) – Success would be defined as increasing the average number of products/services to existing customers by .3. Superior success would be to increase the average number by .75; Exceptional success would be increasing the average number by 1.

Performance Evaluation (5%) - Standard Definition in Plan Document

Powell, Anthony

Total Internal Audits Conducted (30%) – The total number of internal audits conducted versus the number determined necessary at the beginning of the year

External Audit Exceptions (30%) - Standard Definition in Plan Document

Document Exceptions Not Cleared 30 Days (25%) - Standard Definition in Plan Document

Performance Evaluation (15%) - Standard Definition in Plan Document

Sellars, Harold

Net Income (20%) - Standard Definition in Plan Document

Non-Interest Income and Fees (10%) - Standard Definition in Plan Document

Document Exceptions Not Cleared 30 Days (15%) - Standard Definition in Plan Document

Complete ARTA training for loan personnel (10%) – Special project

Total Document Exceptions (15%) - Standard Definition in Plan Document

Average Days to Commitment (15%) - Standard Definition in Plan Document

Performance Evaluation (15%) - Standard Definition in Plan Document

Small, Elaine

New Systems, Products, Services, Training and Efficiencies (30%) - Standard Definition in Plan Document

Net Income (15%) - Standard Definition in Plan Document

System Up-time (25%) - Standard Definition in Plan Document

Audit Exceptions (15%) - Standard Definition in Plan Document

Performance Evaluation (15%) - Standard Definition in Plan Document

Satterfield, Debbie

Total Portfolio Loan Levels (30%) - Standard Definition in Plan Document

Net Income (15%) - Standard Definition in Plan Document

Non-Performing Assets as % of LLR (15%) - Standard Definition in Plan Document

Audit Exceptions (5%) - Standard Definition in Plan Document

Total Document Exceptions (10%) - Standard Definition in Plan Document

Average Days to Commitment (15%) - Standard Definition in Plan Document

Performance Evaluation (10%) - Standard Definition in Plan Document

Sturges, Allan

Net Income (15%) – Standard Definition in Plan Document

Audit Exceptions (10%) - Standard Definition in Plan Document

Budget/Financial Statement Software (10%) – Research and evaluate options for budget and financial statement preparation and present a recommendation to the CFO.

Regulatory Reporting (30%) – Timely completion of regulatory reports for the FDIC and FRB and preparing first draft of SEC reports.

Transfer Pricing Model Software (10%) – Development or identification of transfer pricing model for branch financial statement preparation.

Efficiency Ratio (20%) – Standard Definition in Plan Document

Performance Evaluation (5%) - Standard Definition in Plan Document

AWARD PAYOUTS

Below is a description of the basis for payouts for the Executive Plan.

The Bank-wide pool from which this plan’s awards are distributed is based on 65% of the difference between budgeted and actual, assuming actual exceeds budget. 40% of that pool is available to the executives of the Bank (see Schedule B, page 4). Thus, if the Bank exceeds its net income threshold of $1.448 million by $200,000, then the Bank-wide pool available for incentive awards is $130,000 of which $52,000 would be available for Executive participants.

Based on the available pool, measures of success are weighted against the percent for each individual’s performance factors. A percent is created and multiplied by the individual participant’s base salary to create an incentive payment. As the Bank’s achievement of its goals grows, the pool also grows larger.